Capstone Companies, Inc.

First Quarter 2021 Financial Results Conference Call

May 18, 2021

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

C O R P O R A T E   P A R T I C I P A N T S

Aimee Brown, Corporate Secretary

Stewart Wallach, President, Chief Executive Officer

Gerry McClinton, Chief Financial Officer

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

David Karaz, Private Investor

Mike Cory, Private Investor

Barry Cohen, Private Investor

P R E S E N T A T I O N

Operator

Greetings and welcome to Capstone Companies First Quarter 2021 Financial Results Conference Call.

It is now my pleasure to introduce your host, Aimee Brown, Corporate Secretary. Thank you, you may begin.

Aimee Brown

Thank you, Doug, and good morning to everyone. On the call today is Stewart Wallach, Capstone’s President and Chief Executive Officer, and Gerry McClinton, Chief Financial Officer. They will be discussing the first quarter 2021 financial results as well as give us an update on the strategy and outlook, followed by a question-and-answer session.

If you do not have the release that was distributed yesterday afternoon, it is available on the Company’s website at capstonecompaniesinc.com.

As you are aware, we may make forward-looking statements during today’s presentation. These statements apply to future events which are subject to risk and uncertainties, as well as other factors that could cause the actual results to differ materially from where we are today. These factors are outlined in our earnings release as well as in the documents filed by the Company with the Securities and Exchange Commission, which can be found at capstonecompaniesinc.com or SEC.gov.

With that, I’ll turn it over to you, Stewart.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

Stewart Wallach

Thank you, Aimee, and good morning to everyone. First, before we start the discussion about what lies before us in the months ahead, I would like to express my appreciation for the continuing support we’re receiving from the shareholder community. I am keenly sensitive to your interest in knowing as much as possible about the Company’s Smart Mirror program status, and toward that end we will continue to communicate openly and honestly so that your expectations are aligned with our progress.

Frankly, it is hard to contain the Management’s enthusiasm as the major milestone of first deliveries is within reach. As we impatiently wait for the final testing and certifications of the mirror program to be completed, we are readying ourselves to effectively execute the Capstone Connected and Amazon online programs, the planned Google advertising campaign, paid social ad campaigns, and email marketing to support the paid advertising. Accordingly, we will continue to draw your attention to these developments in real time and share material events through PR releases ongoing.

Following Gerry’s financial review, I will highlight the drivers behind our business and discuss how these will affect our future performance.

At this time, I’ll turn it over to Gerry.

Gerry McClinton

Thank you, Stewart, and good morning everyone. We encourage you to review the filed Form 10-K report as the Form 10-Q report is in a condensed format.

During the quarter ended March 31, 2021, the Company continued to be negatively impacted by COVID-19 pandemic. Revenues, although higher than in 2020, remained reduced as compared to pre-pandemic levels. Since the beginning of the year, we have been able to secure necessary financial support that will allow us to remain focused on operational objectives while providing the required funding for the Smart Mirror inventory and support programming for direct-to-consumer online business. It is anticipated the online business will be driven through the Capstone Connected and Amazon online marketplace.

Let us take a look at the numbers. For the quarter ended March 31, 2021 and 2020, net revenues were approximately $438,000 and $149,000, respectively. That is an increase of $289,000. The revenues were the result solely of LED promotional activity. International sales in the quarter were approximately $296,500 or 68% of revenue as compared to $100,000 or 68% of revenue in 2020. Gross profit for the quarter ended March 31, 2021 and 2020 was approximately $129,000 or 29.5% of net revenue and $34,000 or 22.8% of net revenue, respectively. For the quarter ended March 31, 2021 and 2020, cost of sales was approximately $310,000 and $115,000 respectively and represented 70.8% and 77.2% of net revenue. Product unit costs have remained stable during the period. The improvement in gross profit percentage resulted from a reduction of promotional allowances in the quarter ended March 31, 2021. We provided $7,500 of promotional allowances as compared to $30,000 in 2020.

Total operating expenses for the quarter ended March 31, 2021 and 2020 were $613,500 against $1.2 million, respectively. This represents a $591,000 or 49% decrease over last year. $290,000 of that decrease resulted from a reduction of goodwill impairment charge which was not required in the first quarter of 2021 but was recorded in 2020.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

Sales and marketing expenses were $4,200 in Q1 2021 compared to $212,000 in 2020. That is a decrease of $207,000. Now, $147,000 of that reduction resulted from not attending the 2021 CES Show, and a further $34,700 was from a reduction of advertising and promotional allowances in the period. We also achieved a combined $52,000 or 9.4% expense reduction in compensation, professional fees, and product development over the same period in 2020.

Other G&A expenses was $103,000 in Q1 2021 as compared to $144,000 in Q1 2020, a reduction of $41,000 or 28.6%. During the period, the Company has had a cost mitigation plan in effect which resulted in a reduction of various discretionary expenses.

For the quarter ended March 31, 2021, the operating loss was $484,900 as compared to $1,171,000 in 2020. That is an improvement of $686,000 or 58.6% over last year.

For Q1 2021, other income was approximately $10,400 compared to $0 in 2020 as we did receive interest income from a $576,000 tax refund that we received in the quarter.

Other expenses were approximately $24,500 compared to $0 in 2020. This expense related to the finance fees associated with the issuance of preferred shares for the directors’ loan facility that was negotiated at the start of the year.

The loss before tax benefit in Q1 2021 and 2020 was $499,000 and $1,171,000, respectively. That is a $672,000 or 57.4% improvement over last year. In Q1 2021, we were not entitled to any tax benefits, but in Q1 2020, we did receive $574,000 tax benefit.

In Q1 2021 and 2020, the net loss was approximately $499,000 against $597,000, a net loss decrease of approximately $98,000 over 2020.

I will talk a bit about liquidity and capital resources. Cash flow from operating activities as of March 31, 2021, cash on hand was approximately $1.5 million compared to approximately $1.2 million on December 31, 2021.  A net improvement which mainly resulted from the $576,000 tax refund that we received from the IRS in the period and $145,000 increase in accounts payable accrued liability. This offset the $523,000 loss during the quarter.

Cash flows and investing activities for Q1 2021 and 2020 were zero and $15,700, respectively. Cash flows used in financing activities for the quarter ended March 31, 2021 and 2020 were $0 and $36,300, respectively. In 2020, we used these funds to repurchase $283,000 of Company stock.

On January 4, the Company entered a $750,000 GAP working capital loan agreement with directors Stewart Wallach and Jeffrey Postal. The term of the loan started January 4, 2021 and ends June 30, 2021, that is the initial period. The Company has an option to extend the initial period for an additional six consecutive months ending December 31, 2021. As of this date of this report, the balance available under that facility remains at $750,000 and the Company does not have plans to extend the agreement as equity funding is now available to use.

On April 5, 2021, the Company entered into a private equity placement with five separate securities purchase agreements whereby the Company privately placed an aggregate of 2,496,667 shares of its common stock for an aggregate purchase price of $1,498,000. The five investors in the private placement consisted of four private equity funds and one individual. The $1,498,000 in proceeds from the placement will be used mostly to purchase start-up inventory for the Company’s new Smart Mirror product line and the remainder for marketing, advertising, and working capital.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

As of March 31, 2021, the Company has zero debt outstanding other than accounts payable and accrued liabilities and no encumbrances on the assets of the Company.

This concludes my financial summary for the first quarter 2021. Stewart, I’ll turn the call back to you.

Stewart Wallach

Thank you, Gerry. Let’s start the discussion today with an overview of the Smart Home segment, as this is the space, we will be participating in.

Acknowledging the early Smart Home companies helps frame the potential that has been created for companies such as ourselves. While the success of Smart Home companies like Ring, SimpliSafe, and Nest are commonly known, the impact of their successes is far reaching and possibly less obvious. In short, these companies have opened the door into the 21st century living space through the introduction of technology to the most basic and traditional home devices. The growth within this segment speaks volumes in validating the growing consumer acceptance rates and interest in smart products.

The Smart Home segment is projecting an annual growth from 2018 to 2022 of approximately 18%, resulting in a market volume of $140 billion in 2023. Household penetration is expected to hit 20% by 2022. The Smart Home is a logical addition to today’s living spaces as the acceptance of technology continues to grow.  Mirrors are considered an important and essential item in modern day life.

In the simplest analysis, we are updating the traditional mirror similarly to the updating that has occurred with doorbells, light bulbs, security systems to name a few. Essentially, people want to remain connected as content and device capabilities continue to advance. It is hard to imagine a home five years from now that will not have numerous smart devices and computing platforms operating seamlessly within. When I am often asked about the revenue potential of the Capstone Smart Mirror program, I consider all of the above data points which paints a very encouraging picture.

Further to the above, technology companies continue to invest heavily into the integration of computer platforms across all aspects of our daily lives. Advancements in processors, sensors, affordable cloud services, and the increasing speed of broadband will all continue to contribute to the rapid change of the physical living space.

Let’s now talk about the elephant in the room. When are we getting mirrors?  I hear this often, and I completely understand your concerns.

As I have shared with you in the last two webcast discussions, the final steps before production are the required testing and certifications for which the product has been submitted. We remain resolute to initiate shipping before the close of Q2. These shipments will be expedited via air. The initial shipments will be directed to Amazon warehouse to support the Capstone Connected and Amazon online introductions.

That being said, the real meaningful kick-off will be July. For the purpose of this discussion, meaningful translates to having stateside inventories to fulfill both Capstone Connected and Amazon online orders, full production underway, and all marketing campaigns running at full tilt. In short, we are only weeks away from crossing the goal line.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

While getting this first product released is the focus of us all, let’s not forget the disciplined experience and approach we have in managing large volume programs produced in the Pacific Rim for the North American marketplace. Your Management Team prides itself on operational excellence. Low cost, high output is at the core of everything we do. This philosophy governs us all in our daily activities. With 100-plus combined years of experience in this arena, we have proven ourselves to be a leader time and time again. Our attention to business fundamentals, as in the past, will be the driver behind Capstone’s next success story. Creating new innovative products affordably is not the only differentiator of Capstone Companies. We are well disciplined and not only execute strategies effectively but also strictly monitor our performance to ensure we maximize value at every level.

In closing, on a personal note I can tell you that I have never endured a more challenging project. The past two-plus years have been overwhelming at times, but here we are, well funded, product just around the corner, and ready to launch the most exciting program that I have been responsible for in my entire business career. Our Connected Surfaces campaign will truly be the Capstone of my business experiences.

I’d like to thank you for your ongoing and continued support. We will now move to our question-and-answer session.

Operator

Thank you. Our first question comes from the line of David Karaz (phon), a private investor. Please proceed with your question.

David Karaz

Hello, good morning. Thank you for taking my question. I was a part of the last April 1 conference call, and my question was pertaining to that. You mentioned something that gained my interest, that you’re getting numerous interests from different types of industries, and the biggest industry, that sounds like a no-brainer to me, would be the hospitality industry that you mentioned last time. Is there any updates on that?  Is there any future plans to have a sales team go out to resorts and major hotel corporations, like the big ones, and hit that up?

Stewart Wallach

Hi David, it is Stewart Wallach. Thanks for your question. Absolutely, the hospitality market is clearly identified in our growth strategy, but there’s certain things that have to be accomplished, of course, before we could even anticipate that. Insofar as accessing the potential there, it is relatively commonplace for us to deal at headquarters, and that’s exactly what we would be doing, so if we were to talk to a flagship like Marriott, we’d be doing it at the headquarter offices. They do have programs in place, which we have researched, relative to procurement for future development, interior design, etc. We are familiarizing ourselves with that, but I want to emphasize the fact that that will not be at the front end of our marketing strategy.

We have to first exploit the market that’s right in front of us, identify the capacities, and identify what additional business we want to entertain. The hospitality market will certainly have a different set of requirements than the mainstream product we are distributing for residential use. We have already been advised in some of those cases, they don’t want to have the integration of their hotel software into the mirror so that people would see that in their rooms. None of these, by the way, are technical hurdles but they aren’t—they clearly haven’t been identified and they will be down the road.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

The second area I did mention, by the way, was developers’ market, i.e. luxury condominiums, luxury property development, and there we have received a lot of inquiry. In fact, I can tell you that we are negotiating with a company right now that’s just miles away from our Thai factory. We have been contacted, and we’ve been asked to open discussions with them on a luxury condominium tower, so these things will all be pursued. But clearly, we have a major opportunity in front of us and we have worked hard to get to this point, so we will exhaust and leverage our position in the retail market and then we’ll go from there.

David Karaz

I really appreciate taking another one of my questions.

Stewart Wallach

Thanks David.

Operator

Our next question comes from the line of Mike Cory (phon) with Capstone Companies. Please proceed with your question.

Mike Cory

Hi, thank you. First, I would like to let you know how much the shareholder community appreciates your openness and candor. Understands how difficult—we understand how difficult it is to give exact dates for these different milestones because of the pandemic and whatnot, but today you mentioned being weeks away. Could you add a little more specifics on that for us, please?

Stewart Wallach

Sure Mike, how are you today?

Mike Cory

Good, thanks.

Stewart Wallach

Here we go. As I referred earlier to the elephant in the room. At this point our planning is based on a best-case scenario of five to six weeks out and a worst-case scenario of eight to nine weeks. Now, this isn’t keeping with our first product Q2 goal date, which was to have initial shipments out within Q2, which of course is June 30. Our national launch in early Q3, which of course is July, has always been in the plan.

We have had a few ups and downs. We have had a few false starts, and I know that everybody is hearing this ad nauseum, but at the end of the day the pandemic continues to plague us unexpectedly, particularly like we just had some more instances where our Management Team in Bangkok is now completely locked down in their hotels. They cannot even get to the factory. These things usually pass in a week. The government’s very aggressive over there relative to controlling pandemic, but we have had some difficulties because of it, and that is why we have been hesitant to provide exact dates.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

I am comfortable with the five to six weeks as the best-case and eight to nine weeks in the worst-case, and quite frankly after two years, I think we will all agree that’s right around the corner. I have mentioned this in the webcast also, Mike, that we will be updating in real time from this point forward of any expectations, should they change. At the end of the day, we are going full steam ahead and we are ready to pull the trigger on all our marketing, programming, etc. in the next five to six weeks.

Mike Cory

Thank you very much.

Stewart Wallach

You’re welcome.

Operator

Our next question comes from the line of Barry Cohen (phon), a private investor. Please proceed with your question.

Barry Cohen

Good morning Stewart and crew. Can you give us a quick insight to how many preorders you have on the books, and how many units you actually expect to sell over the next year?

Stewart Wallach

Well Barry, obviously I can’t possibly tell you what we expect to ship over the course of the year. It is a new program, it’s emerging category. This is why we’ve always referred to data points relative to the market potential. It’s why I referenced companies that will be competing in the same space, like Ring and SimpliSafe, etc. That is the space we’ll be competing in. Point of fact, Ring started I guess they’re on their fourth year and they were bought out for over a billion dollars last year by Amazon. I’m sure that they couldn’t anticipate that type of success by simply bringing technology to a doorbell, but at the end of the day the projections are difficult.

However, that being the case, when you start to take a look at the size and the enormity of the market, consider the fact that there’s over 110 million homes just in America that have broadband subscriptions, so do the math. At one half of 1%, we’re talking about crazy numbers.

Barry Cohen

I understand.

Stewart Wallach

So, our biggest concern—I think my biggest challenge the balance of this year is going to be capacity, and I’m anxious to take that monster on as soon as we start booking.

Now the first part of your question, relative to preorders, one of the things we did, which I thought was the right thing to do, was we contacted people that had preorders initially and we asked them to cancel those orders. Those orders were on the Capstone Connected home site. That site doesn’t exist any longer. What we did, Barry, was we converted to a concept of reservation. However, because it’s a reservation, it’s not guaranteed, so I don’t have credit cards supporting that.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

What I can tell you, though, is that our phones ring every day from the people that we asked to cancel the orders plus the new reservations, and people are calling every day, saying “When am I getting my mirror, please get me my mirror.” So we certainly haven’t lost any interest. In fact, the mere fact that we’ve been a little quiet on it seems to be raising their enthusiasm. But I’m hesitant to give you those numbers because, as I said, they’re variable, they’re not guaranteed.

Suffice it to say this:  the first inventories that we put in airplanes are sold, they’ll be gone. As soon as they hit Amazon’s warehouse and as soon as they hit, they will be moving out to the Capstone Connected customers, as well as Amazon customers. I will also tell you this, that we have in development and in manufacturing, and this will help you possibly conclude some numbers for your benefit, would be we are placing orders—we have placed orders for well over a thousand mirrors, and that’s the first initial shipments in July. That will give you some idea, that will put a little color to that question.

I hate to avoid questions, but I hope you understand that these questions, whatever answers we have come back at me on a pretty regular basis, and we’re quoted as, but you said this. I hesitate for that reason.

Barry Cohen

Got you. One last question. Will you be reaching out to the big box warehouses, again to sell this product?

Stewart Wallach

All right, so interesting question. Obviously, you’ve been a long-time investor, so you’ve followed our career here and you know we’re very strong at the big boxes. The big boxes have already reached out to us and said, “When are we going to have a discussion about this new category?”  Here’s the interesting thing about big box retailers, particularly the warehouse clubs, Barry.  They don’t launch new products, never have. It’s not part of their business strategy, so they were waiting to see us create the market and they’ve already called and said, “We see your website, we know what you’re doing.” Of course, they’ve known me for a very long time, so they follow us. But at the same time, I’ve had to tell them, “Honestly, I don’t know that we’re going to be providing product for you to distribute.”  One, you’re going to have—we’re going to have a significant compromise on our margin, and two, I don’t want to cannibalize the retail price positions that we think will be very sustainable at a substantial level.

The door is always open to us on the big box. I don’t have any problem getting meetings at the highest level of those companies. We are going to gauge our performance online, we’re going to be very smart about this, and quite frankly if we don’t need or want to have a pop in volume at the expense of margin, I think this will be a decision we’ll make. I don’t think we’re going to be forced to make that decision, I think this is going to be an option that we’ll choose to do.

Barry Cohen

Well, that’s the greatest place to be. Thank you for taking…

Stewart Wallach

Yes, I agree. Thank you, Barry.

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Capstone Companies, Inc. – First Quarter 2021 Financial Results Conference Call, May 18, 2021

Operator

There are no further questions in the queue. I’d like to hand the call back to Management for closing remarks.

Stewart Wallach

Well, I know today was a brief session and the financial performance was not riveting, but certainly it is up-ticking. I cannot tell you how much our Management is looking forward to next month. This is exciting. We have got so many things in the works relative to promotional possibilities, opportunities, ideas, and we are just standing by until the very first product passes certification testing and is en route to the States. But it has been a pretty long trip here, and we are just minutes away, so bear with us. I hope you understand that we are sensitive to your interest in seeing this happen sooner than later, but I can tell you no more sensitive than I am. As the largest shareholder, Dr. Postal and myself, as you know we continue to provide financing early in the year. We have not sold any stock. We are very, very excited about this and we cannot wait to launch the product over the course of the next month to two.

We will keep you informed, as I’ve mentioned.  We are going to do real time updates, and if there is anything really substantial relative to development in the channels, etc., then we’ll also contemplate having a marketing update webcast. Stay tuned, and again thank you all for your support.

Operator

Ladies and gentlemen, this does conclude today’s teleconference. Thank you for your participation. You may disconnect your lines at this time and have a wonderful day.

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